UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported):
March 17, 2004

LUCENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11639	22-3408857
(Commission File Number)	(IRS Employer Identification No.)

600 Mountain Avenue, Murray Hill, New Jersey	07974
(Address of principal executive offices)	(Zip Code)

(908) 582-8500

(Registrant’s telephone number)

Item 5. Other Events and Required FD Disclosure
SIGNATURES

Item 5. Other Events and Required FD Disclosure

Lucent Technologies Inc. issued a press release on March 17, 2004 regarding its settlement with the Securities and Exchange Commission, announcing the following:

     “Lucent Technologies (NYSE: LU) said today that the company has been informed by the staff of the Securities and Exchange Commission (SEC) that it now intends to recommend that the settlement with Lucent require the payment of a $25 million penalty. The staff has also indicated that the other terms of its earlier agreement in principle, which was announced on Feb. 27, 2003, will remain in place. As part of the expected settlement, Lucent will not be required to make any financial restatements.

     The staff made it clear that the penalty is not based on any additional violations of law, but on what the staff considered Lucent’s lack of cooperation during the investigation and certain actions taken by the company subsequent to the agreement in principle.

     Lucent said it is disappointed by the staff’s position, but the company decided its best course is to put this matter behind it. Without admitting or denying any liability, the company has agreed to make the payment.

     Any settlement remains subject to final approval by the Commission. The company said it would have no further comment at this time.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUCENT TECHNOLOGIES INC.
Dated: March 18, 2004	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Assistant Secretary and Managing Corporate Counsel